EXHIBIT 10 (d)

                                 ADDENDUM NO. 13

                      REVOLVING LOAN AND SECURITY AGREEMENT

                  CONVERTIBLE REVOLVING CREDIT PROMISSORY NOTE

                             DATED OCTOBER 26, 1987



     For consideration given and received, Robert Howard and Howtek, Inc. hereby agree to extend the repayment date in Paragraph D of the above referenced Convertible Revolving Credit Promissory Note, as amended, (the "Note") from January 4, 2000 to January 4, 2001. Also the Note hereafter will be a maximum principal sum of Three Million Dollars ($3,000,000).

     Effective the 30th day of December 1999.

HOWTEK, INC.



By:  /s/  W. Scott Parr                    /s/  Robert Howard
    -----------------------------         -------------------------------
Title:  President, CEO                    Robert Howard


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